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                                                                   EXHIBIT 10.42

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS, OR PURSUANT TO RULE 144 AND AN EXEMPTION UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Issuer:  SatCon Technology Corporation, a Delaware corporation
Number of Shares: 181,951, subject to adjustment
Class of Stock: Common Stock, $0.01 par value per share
Exercise Price: $1.374, subject to adjustment
Issue Date:  September 13, 2002
Expiration Date:  September 12, 2007

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, this Warrant is issued to SILICON VALLEY BANK by SatCon Technology Corporation, a Delaware corporation (the "Company"). Silicon Valley Bank and/or its registered assigns are referred to hereinafter as "Holder."

     Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and the duly executed subscription form annexed hereto as Appendix 1, at the office of the Company, 161 First Street, Cambridge, Massachusetts 02142-1221 or such other office as the Company shall notify the Holder of in writing, to purchase from the Company up to One Hundred Eighty-one Thousand Nine Hundred Fifty-one (181,951) fully paid and non-assessable shares (the "Shares") of the Company's common stock, $0.01 par value per share ("Common Stock") at a purchase price per Share of $1.374 (the "Exercise Price"). This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on the Expiration Date, and shall be void thereafter. Until such time as this Warrant is exercised in full or expires, the Exercise Price and the Shares are subject to adjustment from time to time as hereinafter provided.

ARTICLE 1.   EXERCISE.

             1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by surrendering this Warrant to the Company together with a duly executed Notice of Exercise in substantially the form attached as APPENDIX 1 to the principal office of the Company. Unless Holder is

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exercising the cashless exercise right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

             1.2 CASHLESS EXERCISE. Holder may, at is option, elect to pay some or all of the Exercise Price payable upon any exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Shares as is determined by dividing (i) the aggregate Exercise Price payable in respect of the number of Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value (as defined) below of one Share as of the Exercise Date (defined below) over the Exercise Price per Share. If Holder wishes to exercise this Warrant pursuant to such cashless payment method with respect to the maximum number of Shares purchasable pursuant to such method, then the number of Shares so issuable to shall equal the total number of Shares then purchasable under this Warrant, minus the product obtained by multiplying (x) such total number of Shares by (y) a fraction, the numerator of which shall be the Exercise Price per Share and the denominator of which shall be the Fair Market Value of one Share as of the Exercise Date.

             1.3 EXERCISE; DELIVERY OF SHARES. As soon as practicable following any exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, Holder, or as Holder (upon payment of any applicable transfer taxes) may direct:

                     (i) a certificate or certificates representing the number of full Shares as to which Holder shall have exercised this Warrant plus, in lieu of any fractional Share to which Holder would otherwise be entitled, cash in an amount determined pursuant to Section 2.6 below; and

                     (ii) in case such exercise is in part only, a new warrant or warrants (dated as of the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustment therein) to the number of such Shares called for on the face of this Warrant minus the sum of (a) the number of such Shares purchased by Holder upon such exercise plus (b) the number of Shares (if any) covered by the portion of this Warrant cancelled in payment of the Exercise Price payable upon exercise pursuant to Section 1.2 above.

             1.4 FAIR MARKET VALUE. The Fair Market Value of one Share shall be determined as follows:

                     1.4.1 If shares of Common Stock are traded on a nationally recognized securities exchange or over the counter market, the fair market value of one Share shall be the closing price of a share of Common Stock reported for the business day immediately preceding the date of Holder's Notice of Exercise to the Company (the "Exercise Date").

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                     1.4.2  If shares of Common Stock are not traded on a
nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine the fair market value of a share of Common Stock in its reasonable good faith judgment.

             1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company promptly shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the right to purchase the Shares not so acquired.

             1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company (with surety if reasonably required) or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

             1.7     ASSUMPTION ON SALE, MERGER, OR CONSOLIDATION OF THE
COMPANY.

                     1.7.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company ("Asset Sale"), or any acquisition, reorganization, consolidation or merger of the Company where the holders of the Company's outstanding voting equity securities immediately prior to the transaction beneficially own less than 50.01% of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.

                     1.7.2. ASSUMPTION OF WARRANT. In connection with, and upon the closing of, any Acquisition (other than an Acquisition in which the consideration received by the Company's stockholders consists solely of cash), and as a condition precedent thereto, the successor or surviving entity shall assume the obligations of this Warrant, and this Warrant thereafter shall be exercisable for the same kind and amount of securities and other property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted such that the product of (i) the Exercise Price in effect immediately prior to the closing of such Acquisition, and (ii) the number of Shares then issuable upon exercise of this Warrant, equals the product of (i) the number of shares or other securities or property for which this Warrant shall be exercisable immediately following the closing of such Acquisition, and (ii) the Exercise Price in effect immediately following the closing of such Acquisition, and the Exercise Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

                     1.7.3  ASSET SALES. Notwithstanding the provisions of
Section 1.7.2 above, in the event of any Asset Sale, the Company shall use its reasonable best efforts to effect

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the assumption of this Warrant at the closing thereof by the buyer(s) or other transferee(s). If, notwithstanding such reasonable best efforts by the Company, the buyer(s) or other transferee(s) notify the Company in writing that it or they are unwilling to assume this Warrant, then the Company shall promptly notify the Holder of such determination, and Holder thereafter shall have the right, subject to the terms hereof, to exercise this Warrant in connection with such Asset Sale either at or before the closing thereof or at such later date, prior to any distribution by the Company to its stockholders of proceeds received in such Asset Sale, or to continue to hold this Warrant until the Expiration Date hereof if the Company continues as a going concern following the closing of such Asset Sale.

ARTICLE 2.   ADJUSTMENTS TO THE SHARES.

             2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on the outstanding shares of Common Stock, payable in Common Stock or other securities of the Company, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

             2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Upon the return of this Warrant for cancellation by the Company, the Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

             2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

             2.4 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or by-laws, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this

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Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

             2.5     INTENTIONALLY OMITTED.

             2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 1.4 above) of one Share.

             2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Exercise Price, number of Shares or class of security for which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial or other officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price, number of Shares and class of security for which this Warrant is exercisable in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number of Shares and class of security.

ARTICLE 3.   REPRESENTATIONS AND COVENANTS OF THE COMPANY.

             3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

                     (a) All Shares which may be issued upon the due exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                     (b) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of its Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion or exchange of such Common Stock into or for such other securities.

             3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of its Common Stock (d) to merge or

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consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution or rights) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

             3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Shares shall have certain "piggy-back" registration rights as set forth in that certain Registration Rights Agreement between the Company and Holder of even date herewith. The Company represents and warrants to Holder that the Company's execution, delivery and performance of such Registration Rights Agreement (a) has been duly authorized by all necessary corporate action of the Company's Board of Directors and shareholders, (b) does not and will not violate the Company's Certificate of Incorporation or By-laws, each as amended, (c) does not and will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or to or by which it or any of its assets is subject or bound, and (d) does not require the approval, consent or waiver of or by any shareholder, registration rights holder or other third party which approval, consent or waiver has not been obtained as of the date of issuance of this Warrant.

ARTICLE 4.   REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

             4.1 PURCHASE FOR OWN ACCOUNT. Except for transfers to Holder's affiliates, this Warrant and the Shares to be acquired upon exercise hereof will be acquired for investment for Holder's account, not as nominee or agent, and not with a view to sale or distribution in violation of applicable federal and state securities laws.

             4.2 INVESTMENT EXPERIENCE. Holder understands that the purchase of this Warrant and the Shares covered hereby involves substantial risk. Holder
(a) has experience as an investor in unregistered securities, (b) has sufficient knowledge and experience in financial and business affairs that enable it to evaluate the risks and merits of its investment in this Warrant and the Shares, and (c) can bear the economic risk of such Holder's investment in this Warrant and the Shares.

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             4.3     ACCREDITED INVESTOR. Holder is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

ARTICLE 5.   MISCELLANEOUS.

             5.1 AUTOMATIC CONVERSION UPON EXPIRATION. In the event that, upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and upon notice to the Company by Holder, the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

             5.2 LEGENDS. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND SUCH LAWS, OR PURSUANT TO RULE 144 AND AN EXEMPTION FROM APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

             5.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if (a) there is no material question as to the availability of current information as referenced in Rule 144(c), (b) Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, (c) the selling broker represents that it has complied with Rule 144(f), and (d) the Company is provided with a copy of Holder's notice of proposed sale.

             5.4     TRANSFER PROCEDURE.

                     (a) Subject to the provisions of Section 5.3, Holder may transfer all or part of this Warrant and/or the Shares issuable upon exercise of this Warrant (or the securities

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issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares or The Silicon Valley Bank Foundation, or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

                     (b) The Company will maintain a register containing the name and address of the Holder of this Warrant. The Holder may change such address by written notice to the Company requesting such change.

                     (c)    Subject to the provisions of Section 5.3 and
Section 5.4 (a) above, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this warrant with a properly executed assignment (in the form of APPENDIX 1 hereto) at the principal office of the Company.

                     (d) Until any transfer of this Warrant is made in the warrant register, the Company may treat Holder as the absolute owner hereof for all purposes; PROVIDED, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

             5.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or sent by electronic facsimile transmission, express overnight courier service, or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Silicon Valley Bank, Treasury Department, 3003 Tasman Drive, HA 200, Santa Clara, California 95054.

             5.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

             5.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

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             5.8     GOVERNING LAW. This Warrant shall be governed by and
construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

             5.9 NO RIGHTS AS A SHAREHOLDER. Except as specifically provided in this Warrant, Holder shall have no rights as a shareholder of the Company in respect of the Shares issuable hereunder unless and until Holder exercises this Warrant as to all or any of such Shares.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Stock to be executed as an instrument under seal by its duly authorized representative as of the date first above written.

ATTEST:                                     "COMPANY"

                                            SATCON TECHNOLOGY
                                            CORPORATION


By:/s/Joseph S. Moran                       By:/s/David B. Eisenhaure
   ----------------------------------         -------------------------
Name:Joseph S. Moran                        Name:David B. Eisenhaure
Title:Vice President, General Counsel       Title:President and Chief Executive
         & Secretary                              Officer

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                                   APPENDIX 1

                               NOTICE OF EXERCISE

        1. The undersigned hereby elects to purchase _______shares of the ____________ stock of __________________ pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such shares in full. The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $_________. Such payment takes the form of (check all applicable methods):

        ________     $__________ in lawful money of the United States; and/or

        ________ the cancellation of such portion of the attached warrant as is exercisable for a total of _______ Shares (using a Fair Market Value of $______ per Share for purposes of this calculation): and/or

        ________ the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Section 1.2, to exercise this Warrant with respect to the maximum number of Shares purchasable hereunder, pursuant to the cashless exercise procedure set forth in Section 1.2.

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                     -------------------------------------------
                                (Name)


                     -------------------------------------------

                     -------------------------------------------
                               (Address)

        3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                               ---------------------------------
                                                          (Signature)

--------------------
      (Date)

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                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT is entered into as of September 13, 2002, by and between Silicon Valley Bank ("Purchaser") and SatCon Technology Corporation, a Delaware corporation (the "Company").

                                    RECITALS

        A. Concurrently with the execution of this Agreement, Purchaser is acquiring from the Company a Warrant to Purchase Stock (the "Warrant") pursuant to which Purchaser has rights to acquire from the Company the Shares (as defined in the Warrant).

        B. By this Agreement, Purchaser and the Company desire to set forth the registration rights of the Shares all as provided herein.

             NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

        1.   REGISTRATION RIGHTS. The Company covenants and agrees as follows:

             1.1     DEFINITIONS.  For purposes of this Section 1:

                     (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                     (b) The term "Registrable Securities" means (i) the Shares issued and issuable upon exercise or conversion of the Warrant, and (ii) any Common Stock (as defined in the Warrant) or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares.

                     (c) The terms "Holder" or "Holders" means Purchaser and its qualifying transferees under subsection 1.8 hereof who hold Registrable Securities.

                     (d) The term "SEC" means the Securities and Exchange Commission.

                     (e) The terms "Form S-1," "Form S-3" etc. shall mean those forms with such designations as are required by the SEC and any successor or replacement forms adopted by the SEC.

             1.2     COMPANY REGISTRATION.

                     (a) REGISTRATION. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-8 relating solely to employee stock option or purchase plans or on Form S-4 relating solely to an SEC Rule 145 transaction, the Company will:

                            (i)   promptly give to each Holder written notice
thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

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                           (ii)   include in such registration (and
qualifications), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.2(c) below.

                     (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving a firm-commitment underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form (and not inconsistent with the terms hereof) with the underwriter or underwriters selected for such underwriting by the Company.

                     (c) In the case of any registration of Common Stock by the Company in a firm-commitment underwriting, if the managing underwriters give written advice to the Company that marketing factors require a limitation on the number of shares of Common Stock (or other securities convertible into or exercisable or exchangeable for Common Stock) to be offered and sold by stockholders of Company in such offering, there shall be included in the offering: (i) first, all securities proposed by Company to be sold for its account; and (ii) second, that number of shares of Common Stock, if any, requested to be included in such registration statement by Holders and by other stockholders of the Company having contractual rights to include shares in such registration, on a pro rata basis based upon the number of shares of Common Stock each Holder and each such other stockholder beneficially owns.

             1.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, underwriting fees, discounts and commissions (other than underwriting fees, discounts and commissions in respect of Registrable Securities included in such registration), fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company. All expenses of any registered offering not otherwise borne by the Company will be borne pro rata among the Holders, any other shareholders of the Company participating in such offering and the Company.

             1.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days (the "Effective Period").

                     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other

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documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement provided that all other shareholders of the Company participating in such offering do the same.

                     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

             1.5     INDEMNIFICATION.

                     (a) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act ("controlling person"), and each underwriter, if any, and each controlling person of such underwriter, with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Registration Rights Agreement, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder ("Exchange Act") or any state securities law applicable to the Company or any rule or regulation promulgated any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); AND PROVIDED FURTHER, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission made in reliance upon and conformity with written information furnished to the Company specifically for use therein by an instrument duly executed by such Holder.

                     (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and controlling persons, each underwriter, if any, of the Company's securities covered by such a registration statement, and each controlling person of such underwriter, and each other Holder, each of its officers, directors, partners and controlling persons, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company specifically for use therein by an instrument duly executed by such Holder; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld or delayed); AND PROVIDED FURTHER, that the total amount for which any Holder shall be liable under this subsection 1.5(b) shall not in any event exceed the aggregate net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                     (c) Each party entitled to indemnification under this subsection 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this
Section 1.5 is due in accordance with its terms but for any reason is judicially determined to be unenforceable against the Indemnifying Party or otherwise unavailable to the Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the selling Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and such selling Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement, or omission or alleged omission, of material fact related to the information supplied by the Company or such selling Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Holders agree that it would not be just and equitable if contribution pursuant to this Section 1.5(d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 1.5(d), (i) in no case shall any Holder be liable or responsible for any amount in excess of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration; and (ii) no person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not adjudged guilty of such fraudulent misrepresentation. Any party entitled to contribution shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 1.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not, in the absence of actual prejudice to such party or parties, relieve it or them from such contribution obligation. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

             1.6 INFORMATION BY HOLDER. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

             1.7 RULE 144 REPORTING. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

                     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                     (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

             1.8 TRANSFER OF REGISTRATION RIGHTS. Each Holder's rights hereunder may be assigned to a transferee or assignee of such Holder's Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

        2.   GENERAL.

             2.1 WAIVERS AND AMENDMENTS. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.

             2.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts as such laws are applied to agreements between Massachusetts residents entered into and to be performed entirely within Massachusetts.

             2.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

             2.4 ENTIRE AGREEMENT. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

             2.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Holder, at such Holder's address(es) as set forth below, or at such other address(es) as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth below, or at such other address as the Company shall have furnished to the Holder in writing.

             2.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement s shall not in any way be affected or impaired thereby.

             2.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

             2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed by their duly authorized representatives as of the date first above written.


PURCHASER                             COMPANY


SILICON VALLEY BANK                   SATCON TECHNOLOGY CORPORATION


By: /s/ John K. Peck                  By:  /s/David B. Eisenhaure
    -----------------------------          ----------------------

Name:  John K. Peck                   Name:  David B. Eisenhaure
      ---------------------------           ----------------------
               (print)                            (print)

Title: Vice President                 Title: President & Chief Executive Officer
      ---------------------------            -----------------------------------
Address:                              Address: 161 First Street
                                               Cambridge, MA 02142
                                               ---------------------------------

copy to: Silicon Valley Bank
                 Treasury Department
                 3003 Tasman Drive, HA 200
                 Santa Clara, CA 95054